UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 15, 2009
CHIEF CONSOLIDATED MINING COMPANY
(Exact Name of Issuer as Specified in Charter)

Arizona (State or Other Jurisdiction of Incorporation or Organization)	001-01761 (Commission File Number)	87-0122295 (I.R.S. Employer Identification Number)

890-999 West Hastings Street Vancouver BC Canada (Address of Principal Executive Offices)	V6C 2W2 (Zip Code)
604-682-2168
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election if Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Mr. Jeff Bates has been appointed Chief Financial Officer and Corporate Secretary of the Company and Chief Financial Officer of Andover Ventures Inc. effective January 15, 2009. Mr. Bates (36) is a qualified Chartered Accountant with the Institute of Chartered Accountants in England and Wales. Since 2006, he is the Chief Financial Officer of Digifonica International Inc. (TSX-V: DIL), an Internet telecommunications solutions provider. Mr. Bates was an Audit Senior Manager with KPMG Vancouver from 2005 to 2006, and served as the financial and commercial controller from 2002 to 2005 for Damovo UK Limited, a UK telecommunications service provider.
     Mr. Alan Wright resigned as a Director effective May 13, 2009. Mr. Wright resigned for personal reasons. There were no disagreements between Mr. Wright and the Company’s management on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIEF CONSOLIDATED MINING COMPANY
Date: June 11, 2009	By:	/s/ W. GORDON BLANKSTEIN
		Name:	W. Gordon Blankstein
		Title:	Chief Executive Officer